Exhibit 99.1

FOR:	PW Eagle, Inc. 1550 Valley River Drive Eugene, OR 97401 (Nasdaq: “PWEI”)

CONTACT:	Scott Long Chief Financial Officer, PW Eagle, Inc. 541-343-0200

PW EAGLE Announces Termination of Hart-Scott-Rodino Waiting Period For Merger

With J-M MANUFACTURING

Eugene, Oregon, June 6, 2007 – PW Eagle, Inc. (Nasdaq: “PWEI”) today announced that it has been advised by the Federal Trade Commission that the waiting period imposed by the Hart-Scott-Rodino Antitrust Improvement Act of 1976, related to the Company’s proposed merger with a subsidiary of J-M manufacturing Company, Inc. (“JMM”), has been terminated. In light of the termination of the waiting period and the approval of the merger by PW Eagle’s shareholders on April 12, 2007, PW Eagle now anticipates that the closing of the transaction will take place during the second quarter of 2007.

About PW Eagle, Inc.

PW Eagle, Inc. is a leading extruder of PVC pipe products and its wholly-owned subsidiary, USPoly Company, LLC, is a leading manufacturer of polyethylene pipe and fittings. Together, they operate twelve manufacturing facilities across the United States. PW Eagle’s common stock is traded on the Nasdaq Global Market under the symbol “PWEI”.

About J-M manufacturing Company, Inc.

J-M Manufacturing Company, Inc., headquartered in Livingston, New Jersey, was formed in 1982 with the acquisition of eight pipe production facilities. Today, the company operates fourteen manufacturing facilities across the United States. JMM produces water, sewer, solvent weld, electrical conduit, ABS and polyethylene pipe in diameters ranging from  1/2” to 48” for PVC and  1/2” to 63” in HDPE.

Forward Looking Statements

Statements that PW Eagle may publish, including those in this announcement that are not strictly historical are “forward looking” statements made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements made in this press release, which include those that relate to our expectations with respect to the closing of the proposed merger with J-M Manufacturing, involve known and unknown risks and uncertainties that may cause the actual results to differ materially from those expected and stated in this announcement.

The following specific factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: (i) the satisfaction of the conditions to consummate the merger, including the absence of any material adverse changes affecting PW Eagle; (ii) the risk that the financing contemplated by J-M Manufacturing’s financing commitment letter for the consummation of the merger might not be obtained; (iii) the occurrence of any other event, change or other circumstances that could give rise to the termination of the merger agreement; (iv) risks that may arise if any litigation or state or federal governmental action is initiated with respect to the merger; (v) the inability to consummate the merger by September 30, 2007, after which date either party has the right to terminate the merger agreement, and (vi) the risk that the merger may not be completed in a timely manner or at all, which may materially adversely affect our business, future prospects and the price of our common stock.

In addition, actual results could differ as a result of general factors, including those set forth in our filings with the SEC, including the Annual Report on Form 10-K for our most recent fiscal year, especially in the Management’s Discussion and Analysis section, our most recent Quarterly Report on Form 10-Q and our Current Reports on Form 8-K.

All forward-looking statements included in this Press Release are based on information available to us on the date of this Press Release. It is not possible to foresee or identify all factors that could cause actual results to differ from expected or historical results. As such, you should not consider any list of such factors to be an exhaustive statement of all risks, uncertainties or potential inaccurate assumptions. We undertake no obligation to update “forward-looking” statements.